                                                 Registration No. 33- __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                       __________________________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ___________________________________

                         RECOGNITION INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                 75-1080346
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

        2701 EAST GRAUWYLER ROAD, IRVING, TEXAS                                   75061
        (Address of Principal Executive Offices)                               (Zip Code)


                      ___________________________________

                         1990 CORPORATE INCENTIVE PLAN
                                      AND
                             STOCK OPTION PLAN VII
                            (Full title of the plan)
                      ___________________________________



        THOMAS A. LOOSE                                    ROBERT A. VANOUREK
        RECOGNITION INTERNATIONAL INC.                     RECOGNITION INTERNATIONAL INC.
        2701 EAST GRAUWYLER ROAD                           2701 EAST GRAUWYLER ROAD
        IRVING, TEXAS 75061                                IRVING, TEXAS  75061


                    (Name and address of agents for service)
                                 (214)579-6000
         (Telephone number, including area code, of agent for service)

____________________________________________________________________________

                       CALCULATION OF REGISTRATION FEE
____________________________________________________________________________

                                                        Proposed maximum       Proposed maximum     Amount of
             Title of securities      Amount to be        offering price       aggregate offering  registration
              to be registered         registered         per unit (1)           price (1)           fee
            --------------------      ------------     -----------------       ------------------  ------------
  Common Stock, par value $.25      895,000 shares (2)       $10 1/8               $9,061,875        $3,124.78

  Preferred Stock Purchase Rights           (3)                (3)                     (3)              (3)

____________________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rules 457(c) and 457(h). On April 26, 1994, the average of the high and low prices of the Common Stock reported in the consolidated reporting system was $10 1/8.

(2) Includes 745,000 shares to be issued pursuant to the 1990 Corporate Incentive Plan and 150,000 shares to be issued pursuant to Stock Option Plan VII.

(3) Each share of Common Stock has an associated integral Preferred Stock Purchase Right ("Right"). There are hereby registered Rights, which are related to shares of Common Stock in the ratio of one Right to one share, are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Rights is reflected in the market value of the related shares of Common Stock and, therefore, the inclusion of the Rights does not increase the proposed maximum aggregate offering price under this Registration Statement. Consequently, no additional registration fee is payable for the registration of the Rights.
               ________________________________________________
     *The Prospectus used in connection with this Registration Statement, pursuant to Rule 429 under the Securities Act of 1933, also relates to the Registrant's Registration Statements on Form S-8 (Registration Nos. 2-71398, 2-77114, 2-83512, 2-91863, 33-1859, 33-14448, 33-33299, 33-43327 and 33-
60720).

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

   The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or in the case of the registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed, or (2) the registrant's effective registration statement on Form 10 or Form 20-F filed under the Exchange Act containing audited financial statements for the registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c)  If the class of securities to be offered is registered under
   Section 12 of the Exchange Act, the description of such class of securities contained in a registration statement filed under such Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

   Not applicable.

Item 5.   Interests of Named Experts and Counsel.

   Not applicable.

Item 6.   Indemnification of Directors and Officers.

   Registrant is a Delaware corporation. Under Section 145 of the Delaware Corporation Law, registrant is permitted to indemnify its officers and directors, subject to certain limitations.

   Reference is made to Article Eleventh of registrant's Restated
Certificate of Incorporation filed as Exhibit 4.1 hereto and to Article IX of registrant's By-Laws filed as Exhibit 4.6 hereto.

   Registrant has obtained insurance the general effect of which is to provide (a) coverage for registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in Section 145 of the Delaware Corporation Law, Article Eleventh of registrant's Restated Certificate of Incorporation and Article IX of registrant's By-Laws, and (b) coverage for the officers and directors of registrant for liabilities (including liabilities under the Federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by registrant.

   The foregoing summaries are necessarily subject to the complete text of the statute, charter, by-laws, insurance contracts and agreements referred to above, and are qualified in their entirety by reference thereto.

Item 7.   Exemption from Registration Claimed.

   Not Applicable

Item 8.   Exhibits.

   The information required by this Item 8 is set forth in a separate section entitled "INDEX TO EXHIBITS" which appears beginning on page II-6 of this registration statement.

Item 9.   Undertakings.

   (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

   The registrant and each person whose signature appears below hereby authorizes the agents for service named in this Registration Statement, with full power to act alone, to file one or more amendments to the Registration
Statement, which amendments may make such changes in the Registration
Statement as either such agent for service deems appropriate, and the registrant and each such person hereby appoints the agents for service, with full power to act alone, as attorneys-in-fact to execute in the name and on the behalf of the registrant and any such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

                                   SIGNATURES

   The Registrant.  Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of
Texas, on   April 28          , 1994.

                                   RECOGNITION INTERNATIONAL INC.
                                        (Registrant)


                                   By:  /s/ ROBERT VANOUREK
                                       ------------------------------
                                       Robert Vanourek, President
                                       and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

   Signatures                                       Title                                        Date
   ----------                                       -----                                        ----
 /s/ ROBERT VANOUREK                     President and Chief Executive                      April 28    , 1994
- ------------------------                 Officer and Director                               ------------
Robert Vanourek                          (Principal Executive Officer)



 /s/ ROBERT M. SWARTZ                    Senior Vice President and                          April 28    , 1994
- ------------------------                 Chief Financial Officer                            ------------
Robert M. Swartz                         (Principal Financial Officer)


 /s/ THOMAS HOEFERT                      Vice President and Controller                      April 28    , 1994
- ------------------------                 (Principal Accounting Officer)                     ------------
Thomas E. Hoefert

   Signatures                            Title                                                  Date
   ----------                            -----                                                  ----
 /s/ LUCIE J. FJELDSTAD                  Director                                           April 28      , 1994
- -------------------------                                                                   --------------
Lucie J. Fjeldstad


 /s/ JAMES F. GERO                       Director                                           April 28      , 1994
- -------------------------                                                                   --------------
James F. Gero


 /s/ WILLIAM C. HITTINGER                Director                                           April 28      , 1994
- -------------------------                                                                   --------------
William C. Hittinger


 /s/ GILBERT H. LAMPHERE                 Director                                           April 28      , 1994
- -------------------------                                                                   --------------
Gilbert H. Lamphere


 /s/ THOMAS A. LOOSE                     Director                                           April 28      , 1994
- -------------------------                                                                   --------------
Thomas A. Loose


 /s/ A. A. MEITZ                         Director                                           April 28      , 1994
- -------------------------                                                                   --------------
A. A. Meitz


 /s/ WILLIAM H. WALTRIP                  Director                                           April 28      , 1994
- -------------------------                                                                   --------------
William H. Waltrip





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
                               INDEX TO EXHIBITS

EXHIBIT   DESCRIPTION OF INSTRUMENT
- -------   -------------------------

4.1 Restated Certificate of Incorporation effective May 30, 1974 (incorporated by reference to Exhibit 3.1 to registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1993).

4.2 Amendment to Article First of registrant's Restated Certificate of Incorporation effective March 12, 1993 (incorporated by reference to Exhibit 28(b) to registrant's Current Report on Form 8-K dated March 12, 1993).

4.3 Amendment to Article Fourth of registrant's Restated Certificate of Incorporation effective April 3, 1985 (incorporated by reference to Exhibit 3.3 to registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1993).

4.4 Amendment adding Article Thirteenth to registrant's Restated Certificate of Incorporation effective March 16, 1987
          (incorporated by reference to Exhibit 3.4 to registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992).

4.5 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock effective September 28, 1992 (incorporated by reference to Exhibit 3.5 to registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992).

4.6       By-Laws, as amended and restated as of October 28, 1993
          (incorporated by reference to Exhibit 3.6 to registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1993).

4.7 Indenture dated as of April 3, 1986 and First Supplemental Indenture dated as of November 1, 1987 between registrant and MBank Dallas, National Association, as Trustee, with respect to registrant's 7-1/4% Convertible Subordinated Debentures due 2011 (incorporated by reference to Exhibit 4.1 to registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992).

EXHIBIT   DESCRIPTION OF INSTRUMENT
- -------   -------------------------

4.8 Rights Agreement dated as of September 18, 1992 between registrant and Society National Bank as Rights Agent (incorporated by reference to registrant's Form 8-A Registration Statement dated September 25, 1992).

5.1       Opinion of Locke Purnell Rain Harrell (A Professional
          Corporation).

15        Not applicable.

23.1      Consent of Independent Accountants.

24        Not applicable.

25        Not applicable.

27        Not applicable.

28        Not applicable.

99        Not applicable.





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